UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 14, 2018, Oracle Corporation (“Oracle”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Oracle’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 26, 2018.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2019 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey S. Berg	2,286,090,806	713,920,998	364,363,453
Michael J. Boskin	2,793,472,989	206,538,815	364,363,453
Safra A. Catz	2,918,660,564	81,351,240	364,363,453
Bruce R. Chizen	2,292,055,506	707,956,298	364,363,453
George H. Conrades	1,828,120,062	1,171,891,742	364,363,453
Lawrence J. Ellison	2,888,704,306	111,307,498	364,363,453
Hector Garcia-Molina	2,907,452,946	92,558,858	364,363,453
Jeffrey O. Henley	2,895,131,049	104,880,755	364,363,453
Mark V. Hurd	2,918,363,733	81,648,071	364,363,453
Renée J. James	2,882,817,741	117,194,063	364,363,453
Charles W. Moorman IV	2,960,620,549	39,391,255	364,363,453
Leon E. Panetta	2,063,787,934	936,223,870	364,363,453
William G. Parrett	2,947,450,952	52,560,852	364,363,453
Naomi O. Seligman	1,857,247,097	1,142,764,707	364,363,453

Proposal No. 2: Advisory Vote to Approve the Compensation of Oracle’s Named Executive Officers

The stockholders cast an advisory vote approving the compensation of Oracle’s named executive officers as follows: 1,615,328,515 shares in favor, 1,380,374,165 shares against, 4,309,124 shares abstaining and 364,363,453 broker non-votes.

Proposal No. 3: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2019, with 3,312,743,519 shares in favor, 48,285,585 shares against and 3,346,153 shares abstaining.

Proposal No. 4: Stockholder Proposal Regarding Pay Equity Report

The stockholders did not approve a stockholder proposal requesting that Oracle prepare a gender pay equity report, with 1,160,740,836 shares in favor, 1,822,556,197 shares against, 16,714,771 shares abstaining and 364,363,453 broker non-votes.

Proposal No. 5: Stockholder Proposal Regarding Political Contributions Report

The stockholders did not approve a stockholder proposal requesting that Oracle provide a semiannual political contributions report, with 627,790,135 shares in favor, 2,322,404,657 shares against, 49,817,012 shares abstaining and 364,363,453 broker non-votes.

Proposal No. 6: Stockholder Proposal Regarding Lobbying Report

The stockholders did not approve a stockholder proposal requesting that Oracle prepare an annual lobbying report, with 812,220,027 shares in favor, 2,071,665,030 shares against, 116,126,747 shares abstaining and 364,363,453 broker non-votes.

Proposal No. 7: Stockholder Proposal Regarding Independent Board Chair

The stockholders did not approve a stockholder proposal requesting that Oracle’s Board of Directors (the “Board”) adopt a policy requiring the Chair of the Board, whenever possible, to be an independent member of the Board, with 921,983,557 shares in favor, 2,074,007,468 shares against, 5,020,779 shares abstaining and 364,363,453 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: November 16, 2018	By:	/s/ Brian S. Higgins
Name: Brian S. Higgins
Title: Vice President, Associate General Counsel and Secretary